CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-248652 on Form S-4EF, as amended on Form S-4/A and on Post-Effective Amendment No. 1 on Form S-8, Registration Statement Nos. 333-273064 and 333-254074 on Form S-8 and Registration Statement No. 333-260076 on Form S-3 of Amalgamated Financial Corp. of our report dated March 6, 2025 relating to the consolidated financial statements of Amalgamated Financial Corp. and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Livingston, New Jersey
March 6, 2025